Putnam Global Natural Resources, August 31, 2010, annual shareholder report

Shareholder meeting results (Unaudited)

November 19, 2009 meeting

At the meeting, each of the nominees for Trustees was elected, as follows:

      						Votes for 	Votes withheld

Ravi Akhoury 					15,769,832 	779,736
Jameson A. Baxter 				15,817,814 	731,754
Charles B. Curtis 				15,801,767 	747,801
Robert J. Darretta 				15,813,705 	735,863
Myra R. Drucker 				15,819,532 	730,036
John A. Hill 					15,790,448 	759,120
Paul L. Joskow 					15,810,940 	738,628
Elizabeth T. Kennan* 				15,755,552 	794,016
Kenneth R. Leibler 				15,802,300 	747,268
Robert E. Patterson 				15,796,499 	753,069
George Putnam, III 				15,797,872 	751,696
Robert L. Reynolds 				15,810,306 	739,262
W. Thomas Stephens 				15,798,705 	750,863
Richard B. Worley 				15,806,707 	742,861

* Dr. Kennan retired from the Board of Trustees of the Putnam funds effective June 30, 2010.

A proposal to approve a new management contract between the fund and Putnam Management was approved as follows:

Votes		Votes					Broker
for		against		Abstentions		non votes

11,477,683 	512,090 	460,851 		4,098,944

A proposal to amend the fundamental investment restrictions with respect to investments in commodities was approved as follows:

Votes		Votes					Broker
for		against		Abstentions		non votes

11,437,231 	678,575 	334,819 		4,098,943

A proposal to amend the fundamental investment restrictions with respect to the acquisition of voting shares was approved as follows:

Votes		Votes					Broker
for		against		Abstentions		non votes

11,498,319 	612,527 	339,778 		4,098,944

A proposal to amend the fundamental investment restrictions with respect to borrowing was approved as follows:

Votes		Votes					Broker
for		against		Abstentions		non votes

11,143,612 	967,878 	339,135 		4,098,943

A proposal to amend the fundamental investment restrictions with respect to making loans was approved as follows:

Votes		Votes					Broker
for		against		Abstentions		non votes

11,177,301 	942,538 	330,785 		4,098,944

All tabulations are rounded to the nearest whole number.